UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) November 1, 2005

RYERSON TULL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9117	36-3425828
(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address Of Principal Executive Offices, including Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

7.01 Regulation FD Disclosure

The Registrant is furnishing investors presentation slides containing the information included in Exhibit 99.1 to this report, that have been prepared for investors for a conference to be held on November 2, 2005. Certain slides in Exhibit 99.1 contain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP is included in Exhibit 99.1.

The information contained in this report, including Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless this Report is specifically incorporated by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Cautionary Statements regarding Presentation

This filing contains historical information as well as estimates and other forward-looking statements (that is, statements that are not historical facts) that are based on assumptions and on anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The principal risk factors that may cause actual results to differ materially from those expressed in the forward statements are described in various documents Registrant files with the Securities and Exchange Commission, including its Registration Statement on Form S-3/A(No. 333-121638), as updated by its most recent Annual Report on Form 10-K for the year ended December 31, Quarterly Report on Form 10-Q for the most recent quarter and Current Reports on Form 8-K.

The Registrant expressly disclaims any obligation to update the presentation contained in Exhibit 99.1 of this Report and cautions that the information is only accurate on the date of filing. The inclusion of any data or statements in this presentation does not signify that the information is considered material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON TULL, INC.

Dated: November 1, 2005	/s/ Lily L. May
By: Lily L. May Its: Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Slide Presentation dated November 2, 2005